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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to The Times Mirror Company 1992 Key Employee Long-Term Incentive Plan, 1988 Executive Stock Option Plan, 1984 Executive Stock Option Plan, 1976 Executive Stock Option Plan and Non-Employee Director Stock Option Plan, of our report dated February 1, 1995, with respect to the consolidated financial statements and schedule of The Times Mirror Company included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Los Angeles, California
June 19, 1995